Exhibit 10.3

Amendment No. 1 to the Amended and Restated 2018 Stock Option Scheme

This Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated 2018 Stock Option Scheme (the “2018 Plan”) of UCLOUDLINK GROUP INC. (the “Company”) is effective as of January 17, 2025.

1.	Pursuant to the written resolutions passed by the board of directors of the Company dated and effective as of January 17, 2025, the 2018 Plan is hereby amended as follows:

(a)	The Definitions Section is hereby amended by replacing the following definition set forth therein with the following entirely:

“Option Period”	means, in respect of a particular Option, a period of six (6) years commencing from the Exercisable Date, or such other period not exceeding the Scheme Period (as defined below) as the Company may decide;

2.	Notwithstanding the foregoing, except as amended hereby, each of the provisions of the 2018 Plan shall remain in full force and effect, and this Amendment No. 1 shall not constitute a modification, acceptance or waiver of any other provision of the 2018 Plan, except as specifically provided herein.

3.	This Amendment No. 1 shall be construed in accordance with and governed by the laws of the Cayman Islands.